Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-188389) on Form S-3 of Turtle Beach Corporation of our reports dated November 26, 2013, relating to our audits of the financial statements and internal control over financial reporting included in the Annual Report on Form 10-K of Parametric Sound Corporation for the year ended September 30, 2013. We also consent to the reference to our Firm as experts in accounting and auditing.

/s/ SQUAR MILNER LLP (formerly Squar, Milner, Peterson, Miranda & Williamson, LLP)

San Diego California

February 1, 2016